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                                                                      EXHIBIT 12

Liberty Media Corporation
Calculation of Ratio of Earnings to Fixed Charges
(dollars in millions)
(unaudited)



                                                  Six Months        Six Months       Year         Two Months
                                                    Ended             Ended          Ended          Ended
                                                   6/30/01           6/30/00       12/31/00        12/31/99
                                             -----------------------------------------------------------------
Earnings (losses) before income taxes            $(4,281)             2,102          3,019           (3,118)

Add:

Interest on debt                                     356                365            283              311
Interest portion of rentals                           15                  7             20               13
Amortization of debt expense                           1                  1              2                3
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                         246                248            384              183
Minority interest in (earnings)/losses of
   consolidated subsidiaries                         (91)               (28)           (63)             (46)
                                             -----------------------------------------------------------------
Earnings available for fixed charges             $(3,754)             2,696          3,645           (2,655)
                                             =================================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                    269                339            246              288
Less than 50%-owned affiliates with debt
   guaranteed by Liberty                              51                 25             31               22
Liberty's proportionate share of
   interest of 50%-owned affiliates                   36                  2              6                1
                                             -----------------------------------------------------------------
       Total interest on debt                        356                365            283              311

Interest portion on rentals                           15                  7             20               13
Amortization of debt expense                           1                  1              2                2
Capitalized interest                                   -                  -              -                -
                                             -----------------------------------------------------------------
Total fixed charges                              $   372            $   374        $   305          $   326
                                             =================================================================

Ratio of earnings to fixed charges                     -               7.21          11.95                -

Deficiency                                       $(4,126)                 -              -           (2,981)


                                                         Two
                                                        Months                  Year Ended December 31,
                                                        Ended        ----------------------------------------
                                                       2/28/99         1998           1997            1996
                                               --------------------------------------------------------------
Earnings (losses) before income taxes                 $  141           1,083          (645)           1,174

Add:

Interest on debt                                          38             178            71               58
Interest portion of rentals                                2              11             9               13
Amortization of debt expense                               1               5             3                1
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                              31             876           723              310
Minority interest in (earnings)/losses of
   consolidated subsidiaries                              (3)            (13)           10              (18)
                                               --------------------------------------------------------------
Earnings available for fixed charges                  $  210           2,140           171            1,538
                                               ==============================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                         26             104            40               53
Less than 50%-owned affiliates with debt
   guaranteed by Liberty                                   3              16            11                1
Liberty's proportionate share of
   interest of 50%-owned affiliates                        9              58            20                4
                                               --------------------------------------------------------------
       Total interest on debt                             38             178            71               58

Interest portion on rentals                                2              11             9               13
Amortization of debt expense                               1               5             3                1
Capitalized interest                                       -               -             -                -
                                               --------------------------------------------------------------
Total fixed charges                                   $   41             194            83               72
                                               ==============================================================

Ratio of earnings to fixed charges                      5.12           11.03          2.06            21.36

Deficiency